RESTRICTED STOCK UNITS
AWARD AGREEMENT
This Award Agreement (the “Agreement”) is entered into as of October 3, 2016 by and between Electro Scientific Industries, Inc., an Oregon corporation (the “Company”), and Michael Burger (“Recipient”), for the grant of restricted stock units with respect to the Company’s Common Stock (“Common Stock”). By accepting this award Recipient agrees to be bound by the terms and conditions of this Agreement.
On August 18, 2016, the Compensation Committee of the Company’s Board of Directors (the “Committee”) made a restricted stock units award to Recipient outside of the Company’s 2004 Stock Incentive Plan (the “Plan”), with a grant date of October 3, 2016, and Recipient desires to accept the award subject to the terms and conditions of this Agreement.
IN CONSIDERATION of the mutual covenants and agreements set forth in this Agreement, the parties agree to the following.
1.Grant and Terms of Restricted Stock Units. The Company grants to Recipient 76,575 restricted stock units, subject to the adjustments, restrictions, terms and conditions set forth in this Agreement.
(a)    Rights under Restricted Stock Units. A restricted stock unit (an “RSU”) represents the unsecured right to require the Company to deliver to Recipient one share of Common Stock for each RSU, subject to Section 1(c). The number of shares of Common Stock deliverable with respect to each RSU is subject to adjustment as determined by the Board of Directors of the Company as to the number and kind of shares of stock deliverable upon any merger, reorganization, consolidation, recapitalization, stock dividend, spin-off or other change in the corporate structure affecting the Common Stock generally.
(b)    Vesting and Delivery Dates. The RSUs issued under this Agreement shall initially be 100% unvested and subject to forfeiture. Subject to this Section 1(b) and Section 1(c), the RSUs shall vest 25% annually on each of the first four anniversaries of the date of grant. The RSUs shall become vested on the vesting date only if Recipient continues to be an employee of the Company through such vesting date. The delivery date for a RSU shall be the date on which such RSU vests.
(c)    Payment before Vesting Date.
(1)    Payment on Death or Total Disability. If Recipient ceases to be an employee of the Company by reason of Recipient’s death or physical disability, outstanding but unvested RSUs shall become immediately vested in an amount determined by multiplying the total number of RSUs subject to this Agreement by a percentage calculated by dividing the number of whole months elapsed from the date of this Agreement to the date of termination of employment by 48 (the “Pro Rata Percentage”). The delivery date shall also accelerate. The term “total disability” means a medically determinable mental or physical impairment that is expected to

Burger Inducement TRSU Agreement

result in death or has lasted or is expected to last for a continuous period of 12 months or more and that, in the opinion of the Company and two independent physicians approved by the Company, causes Recipient to be unable to perform his or her duties as an employee, director, officer or consultant of the Company and unable to engage in any substantial gainful activity. Total disability shall be deemed to have occurred after both of the following have occurred:
(A)    The two independent physicians have furnished their written opinion of total disability to the Company; and
(B)    The Company has reached an opinion of total disability.
(2)    Acceleration on Normal Retirement. After Recipient attains age 65, outstanding but unvested RSUs shall become vested each calendar year in an amount determined by multiplying the total number of RSUs subject to this Agreement by the Pro Rata Percentage as of the earlier of December 31 of the year or the date of Recipient’s termination of employment. The delivery date shall also be accelerated.
(3)    Double Trigger Acceleration on Change in Control.
(i)    All of the RSUs shall immediately vest if a Change in Control (as defined below) occurs and at any time after the Change in Control and on or before the first anniversary of the Change in Control, (i) the Recipient’s employment is terminated by the Company (or its successor) without Cause (as defined below), or (ii) the Recipient’s employment is terminated by the Recipient for Good Reason (as defined below); provided, however, that the RSUs may also immediately vest in connection with a sale of the Company as provided in Section 1(c)(4) below.
(ii)    For purposes of this Agreement, a “Change in Control” of the Company shall mean the occurrence of any of the following events:
(A)    At any time during a period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Company (“Incumbent Directors”) shall cease for any reason to constitute at least a majority thereof; provided, however, that the term “Incumbent Director” shall also include each new director elected during such two-year period whose nomination or election was approved by two-thirds of the Incumbent Directors then in office;
(B)    Any “person” or “group” (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act) shall, as a result of a tender or exchange offer, open market purchases or privately negotiated purchases from anyone other than the Company, have become the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act), directly or

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indirectly, of more than fifty percent (50%) of the then outstanding Common Stock of the Company;
(C)    A consolidation, merger or plan of exchange involving the Company (“Merger”) as a result of which the holders of outstanding securities of the Company ordinarily having the right to vote for the election of directors (“Voting Securities”) immediately prior to the Merger do not continue to hold at least 50% of the combined voting power of the outstanding Voting Securities of the surviving corporation or a parent corporation of the surviving corporation immediately after the Merger, disregarding any Voting Securities issued to or retained by such holders in respect of securities of any other party to the Merger; or
(D)    A sale, lease, exchange, or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company.
(iii)    For purposes of this Agreement, “Cause” shall mean (a) the willful and continued failure to perform substantially the Recipient’s reasonably assigned duties with the Company (or its successor) (other than any such failure resulting from incapacity due to physical or mental illness) after a demand for substantial performance is delivered to the Recipient by the Company (or its successor) which specifically identifies the manner in which the Company (or its successor) believes that the Recipient has not substantially performed the Recipient’s duties, (b) the willful engagement in illegal conduct which is materially and demonstrably injurious to the Company (or its successor), or (c) the commission of an act by Recipient, or the failure of Recipient to act, which constitutes gross negligence or gross misconduct. No act, or failure to act, shall be considered “willful” if the Recipient reasonably believed that the action or omission was in, or not opposed to, the best interests of the Company (or its successor).
(iv)    For purposes of this Agreement, “Good Reason” shall mean Recipient’s voluntary termination, within 30 days following the expiration of any Company cure period (discussed below) following the occurrence of one or more of the following, without Recipient’s consent:
(A)    the assignment of a different title, job or responsibilities that results in a substantial reduction in the duties of the Recipient after the Change in Control when compared to the Recipient’s duties with respect to the Company’s operations prior to the Change in Control; provided that any change made solely as the result of the Company becoming a subsidiary or business unit of a larger company in a Change in Control shall not constitute Good Reason unless Recipient’s new duties are substantially reduced from his or her prior duties;
(B)    a reduction in Recipient’s target bonus or base salary;

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(C)    the Company’s requiring Recipient to be based more than 50 miles from the principal office at in which Recipient is based immediately prior to the Change in Control, except for reasonably required travel on the Company’s business; or
(D)    the failure by any successor to the Company to expressly assume this Agreement or any obligation under this Agreement.
Recipient may not resign for Good Reason without first providing the Company with written notice within 90 days of the initial existence of the condition that Recipient believes constitutes Good Reason specifically identifying the acts or omissions constituting the grounds for Good Reason and a reasonable cure period of not less than 30 days following the date of such notice.
For purposes of the “Good Reason” definition, the term “Company” will be interpreted to include any subsidiary, parent, affiliate or successor thereto, if applicable.
(4)    Sale of the Company. If there shall occur a merger, consolidation or plan of exchange involving the Company pursuant to which the outstanding shares of Common Stock of the Company are converted into cash or other stock, securities or property, or a sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, the assets of the Company, then, as determined by the Committee or the Board of Directors, either:
(i)    the unvested RSUs shall be converted into restricted stock units for stock of the surviving or acquiring corporation in the applicable transaction, with the amount and type of shares subject thereto to be conclusively determined by the Committee, taking into account the relative values of the companies involved in the applicable transaction and the exchange rate, if any, used in determining shares of the surviving corporation to be held by the former holders of the Company’s Common Stock following the applicable transaction, and disregarding fractional shares, with the dates for vesting of RSUs and delivery of shares of Common Stock unchanged;
(ii)    the unvested RSUs shall be converted into a cash payment obligation of the surviving or acquiring corporation in an amount equal to the proceeds a holder of the underlying shares would have received in proceeds from such transaction with respect to those shares; or
(iii)    all of the unvested RSUs shall immediately vest and all underlying shares shall be delivered simultaneously with the closing of the applicable transaction such that the Recipient will participate as a shareholder in receiving proceeds from such transaction with respect to those shares.
(d)    Forfeiture of RSUs on Other Terminations of Employment. If Recipient ceases to be an employee of the Company for any reason that does not result in acceleration or payment pursuant to Section 1(c), Recipient shall immediately forfeit all outstanding but unvested

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RSUs granted pursuant to this Agreement and Recipient shall have no right to receive the related Common Stock.
(e)    Restrictions on Transfer and Delivery on Death. Recipient may not sell, transfer, assign, pledge or otherwise encumber or dispose of the RSUs. Recipient may designate beneficiaries to receive shares of stock with respect to RSUs if Recipient dies before the delivery date by so indicating on Exhibit A, which is incorporated into and made a part of this agreement. If Recipient fails to designate beneficiaries on Exhibit A, the shares will be delivered to Recipient’s estate.
(f)    Reinvestment of Dividend Equivalents. On each date on which the Company pays a dividend on a share of Common Stock with respect to an RSU, the number of RSUs subject to this Agreement shall be increased by a number equal to the number of whole or fractional shares of Common Stock with a value equal to the value of the dividends that would have been paid on the stock deliverable pursuant to the RSUs (if such shares were outstanding), divided by the closing stock price on the dividend payment date. If the vesting date for any RSUs subject to this Agreement occurs within seven business days of the payment date for a dividend, the Company, at its option, may elect to pay to Recipient cash, net of withholding, equal to the cash dividend payable on the RSUs which so vest in lieu of increasing the number of RSUs subject to this Agreement.
(g)    Delivery on Delivery Date. As soon as practicable following the delivery date, the Company shall deliver to Recipient a certificate for the number of shares of Common Stock represented by all RSUs having a delivery date on the same date, rounded down to the whole share. No fractional shares of Common Stock shall be issued. The Company shall pay to Recipient in cash an amount equal to the value of any fractional shares that would otherwise have been issued, valued as of the delivery date. If shares or cash are to be delivered on a particular date, the shares or cash shall be deemed delivered on that date for purposes of compliance with the terms of this Agreement if the cash or shares are actually delivered within 45 days after the specified date as determined in the Company’s discretion with the Recipient having no right to determine the delivery date. Recipient shall not have any right to determine or direct the date of actual delivery.
(h)    Recipient’s Rights as Shareholder. Recipient shall have no rights as a shareholder with respect to the RSUs or the shares underlying them until the Company delivers the shares to Recipient on the delivery date.
(i)    Tax Withholding. Recipient acknowledges that, not later than the actual delivery date, the value of delivered shares of Common Stock will be treated as ordinary compensation income for federal and state income and FICA tax purposes, and that the Company will be required to withhold taxes on this income amount. The Company will notify Recipient of the required withholding amount. Concurrently with or prior to the delivery of the certificate referred to in Section 1(g), Recipient shall pay to the Company the required withholding amount in cash or, at the election of Recipient (which election must be made on or before the vesting date), by surrendering to the Company for cancellation shares of the Company’s Common Stock to be delivered with respect to the RSUs or other shares of the Company’s Common Stock valued at the closing market price for the Company’s Common Stock on the vesting date. If Recipient pays the

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withholding amount in shares of Common Stock, the Company shall pay to Recipient in cash the amount of any resulting over payment.
(j)    Section 409A. The award made pursuant to this Agreement shall be interpreted in accordance with Section 409A and Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance issued after the grant of the award. For example, notwithstanding anything to the contrary in this Agreement, (i) a termination of employment shall be determined with respect to standards for “separation from service” within the meaning of applicable regulations; (ii) the provisions described in Sections 1(c)(4)(ii) and 1(c)(4)(iii) shall apply only if such events qualify as a “termination or liquidation of the plan” within the meaning of Treas. Reg. § 1.409A 3(j)(4)(ix); and the provision described in Section 1(c)(4)(i) shall apply only if such events qualify as a “change of control event” within the meaning of Treas. Reg. § 1.409A-3(i)(5)(i).
(1)    Notwithstanding any provision of the award to the contrary, the Company may adopt such amendments to the award or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Company determines are necessary or appropriate to (1) exempt the award from the application of Section 409A or preserve the intended tax treatment of the benefits provided with respect to the award, or (2) comply with the requirements of Section 409A.
(2)    If an amount is determined to be subject to applicable provisions of Section 409A of the Code, payment in connection with termination of employment for a reason other than death may not start or be made to Recipient if the Company determines Recipient is a “key employee” as defined in Section 416(i) of the Code, without regard to Section 416(i)(5) of the Code, before the date which is six months after the date of termination, notwithstanding any other provisions for time of payment in this Agreement, if such delay in payment is necessary to comply with Section 409A of the Code. The Company may determine that Recipient is a key employee in the event of doubt or to avoid impractical efforts or expense to make an exact determination of key employees. Recipient shall have no claim, rights or remedy if the determination is not correct.
2.    Miscellaneous.
(a)    Entire Agreement; Amendment. This Agreement and the provisions of Section 17 of the Plan, which are hereby incorporated by reference and to which this Agreement is expressly subject, constitute the entire agreement of the parties with regard to the subjects hereof and may be amended only by written agreement between the Company and Recipient.
(b)    Notices. Any notice required or permitted under this Agreement shall be in writing and shall be deemed sufficient when delivered personally to the party to whom it is addressed or when deposited into the United States mail as registered or certified mail, return receipt requested, postage prepaid, addressed to Electro Scientific Industries, Inc., Attention: Corporate Secretary, at its principal executive offices or to Recipient at the address of Recipient in the Company’s records,

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or at such other address as such party may designate by ten (10) days’ advance written notice to the other party.
(c)    Rights and Benefits. The rights and benefits of this Agreement shall inure to the benefit of and be enforceable by the Company’s successors and assigns and, subject to the restrictions on transfer of this Agreement, be binding upon Recipient’s heirs, executors, administrators, successors and assigns.
(d)    Further Action. The parties agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement.
(e)    Applicable Law; Attorneys’ Fees. The terms and conditions of this Agreement shall be governed by the laws of the State of Oregon. In the event either party institutes litigation hereunder, the prevailing party shall be entitled to reasonable attorneys’ fees to be set by the trial court and, upon any appeal, the appellate court.
ELECTRO SCIENTIFIC INDUSTRIES, INC.

By:
Authorized Officer

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EXHIBIT A
DESIGNATION OF BENEFICIARY

Name _____________________________         Social Security Number ____-___-_____

I designate the following person(s) to receive any restricted stock units outstanding upon my death under the Restricted Stock Units Award Agreement with Electro Scientific Industries, Inc.:

A.	Primary Beneficiary(ies)
Name________________________        Social Security Number ____-___-_____
Birth Date ____________________        Relationship ________________________
Address__________________________        City__________ State____ Zip ________

Name________________________        Social Security Number ____-___-_____
Birth Date ____________________        Relationship ________________________
Address__________________________        City__________ State____ Zip ________

Name________________________        Social Security Number ____-___-_____
Birth Date ____________________        Relationship ________________________
Address__________________________        City__________ State____ Zip ________

If more than one primary beneficiary is named, the units will be divided equally among those primary beneficiaries who survive the undersigned.

B.	Secondary Beneficiary(ies)
In the event no Primary Beneficiary is living at the time of my death, I designate the following the person(s) as my beneficiary(ies):
Name________________________        Social Security Number ____-___-_____
Birth Date ____________________        Relationship ________________________
Address__________________________        City__________ State____ Zip ________

Name________________________        Social Security Number ____-___-_____
Birth Date ____________________        Relationship ________________________
Address__________________________        City__________ State____ Zip ________

Name________________________        Social Security Number ____-___-_____
Birth Date ____________________        Relationship ________________________
Address__________________________        City__________ State____ Zip ________

If more than one Secondary Beneficiary is named, the units will be divided equally among those Secondary beneficiaries who survive the undersigned.
This designation revokes and replaces all prior designations of beneficiaries under the Restricted Stock Units Award Agreement.
______________________________        Date signed: ___________________, 20___
Signature

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